SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2002
(To Prospectus dated August 29, 2002)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-S3

                                 ------------


The Class A-1
Certificates
represent
obligations of the     The Class A-1 Certificates
trust only and do
not represent an       o    This supplement relates to the offering of the
interest in or              Class A-1 Certificates of the series referenced
obligation of CWABS,        above. This supplement does not contain complete
Inc., Countrywide           information about the offering of the Class A-1
Home Loans, Inc.,           Certificates. Additional information is contained
Countrywide Home            in the prospectus supplement dated September 27,
Loans Servicing LP          2002, prepared in connection with the offering of
or any of their             the offered certificates of the series referenced
affiliates.                 above and in the prospectus of the depositor dated
                            August 29, 2002. You are urged to read this
This supplement may         supplement, the prospectus supplement and the
be used to offer and        prospectus in full.
sell the offered
certificates only if   o    As of November 25, 2003, the certificate principal
accompanied by the          balance of the Class A-1 Certificates was
prospectus                  approximately $21,868,188.
supplement and the
prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 23, 2003

                               THE MORTGAGE POOL

     As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 9,707 Mortgage Loans having an aggregate Stated Principal Balance of approximately $287,228,188.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                      As of November 1, 2003
                                                                                 ----------------------------------
Total Number of Mortgage Loans.................................................      9,707
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          0.55%
         60-90 days............................................................          0.10%
         91 days or more (excluding pending foreclosures)......................          0.32%
                                                                                         -----
         Total Delinquencies...................................................          0.97%
                                                                                         =====
Foreclosures Pending...........................................................          0.00%
                                                                                         -----
Total Delinquencies and foreclosures pending...................................          0.97%
                                                                                         =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.


     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                               Delinquency and Foreclosure Experience

                                                As of December 31, 2000                       As of December 31, 2001
                                             Principal                                    Principal
                                              Balance               Percentage            Balance               Percentage
Total Portfolio................     $   2,730,028,318.03             100.00%      $    3,017,257,168.98         100.00%
Delinquency Percentage
30-59 Days.....................     $      20,528,290.53               0.75%      $       37,722,636.27           1.25%
60-89 Days.....................             2,282,705.64               0.08                6,553,870.99           0.22
90+ Days.......................             4,740,854.66               0.17               10,676,444.98           0.35
Sub-Total......................     $      27,551,850.83               1.01%      $       54,952,952.24           1.82%
Foreclosure Rate...............     $         592,515.58               0.02%      $          624,444.33           0.02%
Bankruptcy Rate................     $       5,104,335.24               0.19%      $        5,935,277.19           0.20%

                                            As of December 31, 2002                        As of September 30, 2003
                                          Principal                               Principal
                                           Balance             Percentage         Balance                       Percentage
Total Portfolio................     $   2,977,648,188.55       100.00%            $   3,132,250,440.55           100.00%
Delinquency Percentage
30-59 Days.....................     $      35,866,848.98         1.20%            $      29,671,183.76             0.95%
60-89 Days.....................             8,170,028.78         0.27                     7,826,615.29             0.25
90+ Days.......................            11,452,759.17         0.38                     9,966,868.26             0.32
Sub-Total......................     $      55,489,636.93         1.86%            $      47,464,667.31             1.52%
Foreclosure Rate...............     $       1,118,143.13         0.04%            $         834,199.77             0.03%
Bankruptcy Rate................     $      11,174,889.85         0.38%            $      11,850,123.84             0.38%


                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

     The Class A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A-1 Certificates was approximately $21,868,188, evidencing a beneficial ownership interest of approximately 7.61% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $248,478,188 and evidenced in the aggregate a beneficial ownership interest of approximately 86.51% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $38,750,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 13.49% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of One-Month LIBOR remains constant at 1.50% per annum; (vi) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-1 Certificates is November 28, 2003; and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance is prepaid over the course of a year.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                      Percent of Certificate Principal Balance Outstanding

                                             0%     20%     25%     30%     35%    40%     45%
                                             --     ---     ---     ---     ---    ---     ---
Distribution Date

Initial Percentage                          100%    100%    100%    100%   100%    100%    100%
November 25, 2004.....................       84      0       0       0       0      0       0
November 25, 2005.....................       70      0       0       0       0      0       0
November 25, 2006......................      57      0       0       0       0      0       0
November 25, 2007......................      41      0       0       0       0      0       0
November 25, 2008......................      26      0       0       0       0      0       0
November 25, 2009......................      12      0       0       0       0      0       0
November 25, 2010......................       5      0       0       0       0      0       0
November 25, 2011......................       0      0       0       0       0      0       0
Weighted Average Life in years (1).....      3.5    0.3     0.2     0.2     0.2    0.1     0.1
Weighted Average Life in years (1)(2)..      3.5    2.4     2.2     2.1     1.9    1.8     1.7
    --------------------------
    (1) Determined as specified in the Prospectus Supplement.
    (2) To the related Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the section titled "Global Clearance,

Settlement and Tax Documentation Procedures" in Annex B to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

     Although the Exemption was amended in 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-1 Certificates.

                                    RATINGS

     The Class A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans as of the Reference Date

Total Number of Loans                                     9,707
Aggregate Principal Balance                           $287,228,188
Average Principal Balance                                $29,590             $349 to $194,381
Weighted Average Mortgage Rate                           8.650%              6.000% to 14.000%
Net Weighted Average Mortgage Rate                       8.141%              5.491% to 13.491%
Weighted Average Original Term (months)                    180                  120 to 360
Weighted Average Remaining Term (months)                   162                   2 to 347
Weighted Average Combined Loan-to-Value Ratio            91.37%              15.79% to 100.00%

                                     Mortgage Rates for the Mortgage Loans
                                            as of the Reference Date


                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
                                    Mortgage                      Balance                 Aggregate
Mortgage Rates(%)                     Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
6.000 - 6.499                          61                       $2,924,996                  0.63         %
6.500 - 6.999                          269                      $10,404,478                 2.77
7.000 - 7.499                          402                      $10,480,396                 4.14
7.500 - 7.999                         1,378                     $34,740,752                 14.20
8.000 - 8.499                         2,375                     $65,319,002                 24.47
8.500 - 8.999                         2,165                     $65,349,660                 22.30
9.000 - 9.499                         1,399                     $43,518,596                 14.41
9.500 - 9.999                          926                      $30,369,763                 9.54
10.000 - 10.499                        324                      $10,418,696                 3.34
10.500 - 10.999                        185                      $6,380,094                  1.91
11.000 - 11.499                        96                       $3,176,928                  0.99
11.500 - 11.999                        82                       $2,487,810                  0.84
12.000 - 12.499                        22                        $772,548                   0.23
12.500 - 12.999                        18                        $606,970                   0.19
13.000 - 13.499                         2                         $86,711                   0.02
13.500 - 13.999                         2                        $170,050                   0.02
14.000 - 14.499                         1                         $20,738                   0.01
-------------------------------------------------------------------------------------------------------

Total                                 9,707                    $287,228,188                100.00        %
==========================================================================================================


                      Mortgage Loan Principal Balance for the Mortgage Loans
                                    as of the Reference Date

                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
Range of Mortgage Loan              Mortgage                      Balance                 Aggregate
Principal Balances ($)                Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
$0.01 - $25,000.00                    4,859                     $82,441,250                 28.70        %
$25,000.01 - $50,000.00               3,816                    $131,219,828                 45.68
$50,000.01 - $75,000.00                717                      $42,913,550                 14.94
$75,000.01 - $100,000.00               232                      $20,050,603                 6.98
$100,000.01 - $150,000.00               76                      $9,420,828                  3.28
$150,000.01 - $200,000.00               7                       $1,182,129                  0.41
-------------------------------------------------------------------------------------------------------

Total                                 9,707                    $287,228,188                100.00        %
==========================================================================================================


                      Combined Loan-to-Value Ratios for the Mortgage Loans
                                 as of the Reference Date

                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
Range of Combined Loan-to-Value     Mortgage                      Balance                 Aggregate
Ratios (%)                            Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
0.01 - 50.00                          9,678                    $285,500,680                 99.40        %
50.01 - 55.00                          13                        $707,422                   0.25
55.01 - 60.00                           6                        $397,335                   0.14
60.01 - 65.00                           3                        $126,007                   0.04
65.01 - 70.00                           3                        $132,470                   0.05
70.01 - 75.00                           2                        $151,689                   0.05
75.01 - 80.00                           2                        $212,585                   0.07
-------------------------------------------------------------------------------------------------------

Total                                 9,707                    $287,228,188                100.00        %
==========================================================================================================


                  State Distribution of Mortgaged Properties for the Mortgage Loans
                                      as of the Reference Date


                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
                                    Mortgage                      Balance                 Aggregate
State                                 Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
Alaska                                  12                        $467,788                  0.16         %
Alabama                                113                       $2,862,526                 1.00
Arkansas                                4                         $112,022                  0.04
Arizona                                235                       $6,217,125                 2.16
California                            1,434                     $57,259,610                 19.94
Colorado                               298                       $9,299,360                 3.24
Connecticut                             42                       $1,440,636                 0.50
District of Columbia                    19                        $899,085                  0.31
Delaware                                22                        $610,628                  0.21
Florida                                318                       $9,066,891                 3.16
Georgia                                921                      $30,852,521                 10.74
Hawaii                                  76                       $3,630,645                 1.26
Iowa                                    22                        $520,464                  0.18
Idaho                                   66                       $1,488,356                 0.52
Illinois                               192                       $5,308,399                 1.85
Indiana                                 97                       $2,268,692                 0.79
Kansas                                  7                         $302,582                  0.11
Kentucky                                39                        $893,942                  0.31
Lousiana                                30                        $825,120                  0.29
Massachusetts                           87                       $3,053,088                 1.06
Maryland                               250                       $8,704,996                 3.03
Maine                                   10                        $296,347                  0.10
Michigan                               196                       $5,421,942                 1.89
Minnesota                               53                       $1,823,527                 0.63
Missouri                                79                       $1,867,544                 0.65
Mississippi                             29                        $618,945                  0.22
Montana                                 25                        $736,455                  0.26
North Carolina                         103                       $2,765,050                 0.96
North Dakota                            4                         $87,231                   0.03



                  State Distribution of Mortgaged Properties for the Mortgage Loans
                                      as of the Reference Date

                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
                                    Mortgage                      Balance                 Aggregate
State (continued)                     Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
Nebraska                               28                        $606,934                   0.21
New Hampshire                          21                        $784,990                   0.27
New Jersey                            125                       $4,322,844                  1.51
New Mexico                             75                       $2,020,514                  0.70
Nevada                                 98                       $2,714,455                  0.95
New York                              150                       $6,081,536                  2.12
Ohio                                  181                       $4,359,711                  1.52
Oklahoma                               96                       $1,925,413                  0.67
Oregon                                279                       $7,034,630                  2.45
Pennsylvania                          265                       $6,535,970                  2.28
Rhode Island                           12                        $322,653                   0.11
South Carolina                         31                        $615,327                   0.21
South Dakota                           2                          $92,132                   0.03
Tennessee                              58                       $1,497,128                  0.52
Texas                                2,650                      $60,838,668                 21.18
Utah                                  134                       $3,693,464                  1.29
Virginia                              318                       $12,314,065                 4.29
Vermont                                6                         $221,380                   0.08
Washington                            322                       $9,929,102                  3.46
Wisconsin                              51                       $1,086,745                  0.38
West Virginia                          12                        $293,394                   0.10
Wyoming                                10                        $235,617                   0.08
-------------------------------------------------------------------------------------------------------

Total                                9,707                     $287,228,188                100.00        %
=========================================================================================================


                         Type of Mortgaged Properties for the Mortgage Loans
                                     as of the Reference Date

                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
                                    Mortgage                      Balance                 Aggregate
Property Type                         Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
Single Family Detached Dwellings       6034                    $178,357,844                 62.10        %
Planned Unit Development               2946                     $88,015,662                 30.64
Condominiums                           651                      $17,918,246                 6.24
Two Family Dwellings                    59                      $2,196,938                  0.76
Three Family Dwellings                  5                        $208,624                   0.07
Four Family Dwellings                   5                        $296,867                   0.10
Manufactured Housing (1)                7                        $234,007                   0.08
-------------------------------------------------------------------------------------------------------

Total                                9,707                     $287,228,188                100.00        %
=========================================================================================================
(1) Treated as real Property


                                   Occupancy Types for the Mortgage Loans
                                         as of the Reference Date

                                                                 Aggregate             Percent of the
                                    Number of                    Principal             Reference Date
                                    Mortgage                      Balance                 Aggregate
Occupancy Type                        Loans                     Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
Owner Occupied                        9,587                    $283,970,610                 98.87        %
Second Home                            81                       $1,979,398                  0.69
Non-owner Occupied                     39                       $1,278,180                  0.45
-------------------------------------------------------------------------------------------------------

Total                                 9,707                    $287,228,188                100.00        %
=========================================================================================================


                       Remaining Months to Stated Maturity for the Mortgage Loans
                                     as of the Reference Date

                                                               Aggregate             Percent of the
                                       Number of               Principal             Reference Date
                                       Mortgage                 Balance                 Aggregate
Remaining Terms to Maturity (Months)     Loans                Outstanding           Principal Balance
-------------------------------------------------------------------------------------------------------
1 - 120                                   518                 $10,220,339                 3.56           %
121 - 180                                9,133               $274,910,304                 95.71
181 - 240                                 30                  $1,244,621                  0.43
241 - 300                                  2                    $44,744                   0.02
301 - 360                                 24                   $808,179                   0.28
-------------------------------------------------------------------------------------------------------

Total                                 9,707               $287,228,188                100.00             %
=========================================================================================================

                                   EXHIBIT 2


THE                                                                                      Distribution Date:  11/25/03
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                    Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                          Asset Backed Certificates
            212-815-3236                                        Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312



                                   Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------
Class       Cusip             Class           Certificate          Beginning           Pass              Principal
                           Description           Rate               Balance           Through           Distribution
                                                 Type                                 Rate (%)
---------------------------------------------------------------------------------------------------------------------
A1          126671RR9         Senior           Var-Act/360       41,604,129.47       1.290000           19,735,941.72
A2          126671RS7         Senior           Fix-30/360        102,300,000.00      3.604000           0.00
A3          126671RT5         Senior           Fix-30/360        46,190,000.00       4.472000           0.00
A4          126671RU2         Senior           Fix-30/360        16,120,000.00       4.884000           0.00
A5          126671RV0         Senior           Fix-30/360        62,000,000.00       4.431000           0.00
AIO         126671RW8         Strip IO         Var-30/360        306,964,129.47      3.247167           0.00
AR          126671SY3         Senior           Fix-30/360        0.00                3.604000           0.00
---------------------------------------------------------------------------------------------------------------------
M1          126671RX6         Junior           Fix-30/360        32,550,000.00       4.800000           0.00
M2          126671SV9         Junior           Fix-30/360        6,200,000.00        5.091000           0.00
---------------------------------------------------------------------------------------------------------------------
Totals                                                           306,964,129.47                      19,735,941.72
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
Class        Interest                 Total            Current              Ending             Cumulative
            Distribution           Distribution       Realized              Balance            Realized
                                                       Losses                                   Losses
---------------------------------------------------------------------------------------------------------
A1          43,233.62              19,779,175.34        0.00             21,868,187.75           0.00
A2          307,241.00             307,241.00           0.00             102,300,000.00          0.00
A3          172,134.73             172,134.73           0.00             46,190,000.00           0.00
A4          65,608.40              65,608.40            0.00             16,120,000.00           0.00
A5          228,935.00             228,935.00           0.00             62,000,000.00           0.00
AIO         830,606.46             830,606.46           0.00             287,228,187.75          0.00
AR          0.00                   0.00                 0.00             0.00                    0.00
---------------------------------------------------------------------------------------------------------
M1          130,200.00             130,200.00           0.00             32,550,000.00           0.00
M2          26,303.50              26,303.50            0.00             6,200,000.00            0.00
---------------------------------------------------------------------------------------------------------
Totals      1,804,262.71           21,540,204.43        0.00             287,228,187.75          0.00
---------------------------------------------------------------------------------------------------------

For Class A-IO the interest distribution of $830,606.46 includes the following amounts:
$0.43 investment earnings for the fixed carryover reserve fund and $830,606.03 monthly interest distribution.



THE                                                                                                Distribution Date:  11/25/03
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                 Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                        Asset Backed Certificates
            212-815-3236                                    Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312




                                             Principal Distribution Detail
--------------------------------------------------------------------------------------------------------------------------
Class          Cusip              Original              Beginning           Scheduled         Accretion        Unscheduled
                                Certificate           Certificate           Principal         Principal         Principal
                                  Balance               Balance           Distribution                         Adjustments
--------------------------------------------------------------------------------------------------------------------------

A1           126671RR9        354,640,000.00         41,604,129.47         19,735,941.72           0.00               0.00
A2           126671RS7        102,300,000.00        102,300,000.00                  0.00           0.00               0.00
A3           126671RT5         46,190,000.00         46,190,000.00                  0.00           0.00               0.00
A4           126671RU2         16,120,000.00         16,120,000.00                  0.00           0.00               0.00
A5           126671RV0         62,000,000.00         62,000,000.00                  0.00           0.00               0.00
AIO          126671RW8        620,000,100.00        306,964,129.47                  0.00           0.00               0.00
AR           126671SY3                100.00                  0.00                  0.00           0.00               0.00
--------------------------------------------------------------------------------------------------------------------------
M1           126671RX6         32,550,000.00         32,550,000.00                  0.00           0.00               0.00
M2           126671SV9          6,200,000.00          6,200,000.00                  0.00           0.00               0.00
--------------------------------------------------------------------------------------------------------------------------
Totals                        620,000,100.00        306,964,129.47         19,735,941.72           0.00               0.00
--------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
Class      Net                Current              Ending                    Ending
           Principal         Realized           Certificate               Certificate
           Distribution       Losses               Balance                   Factor
-----------------------------------------------------------------------------------------

A1         19,735,941.72       0.00            21,868,187.75             0.06166306043
A2         0.00                0.00           102,300,000.00             1.00000000000
A3         0.00                0.00            46,190,000.00             1.00000000000
A4         0.00                0.00            16,120,000.00             1.00000000000
A5         0.00                0.00            62,000,000.00             1.00000000000
AIO        0.00                0.00           287,228,187.75             0.46327119584
AR         0.00                0.00                     0.00             0.00000000000
-----------------------------------------------------------------------------------------
M1         0.00                0.00            32,550,000.00             1.00000000000
M2         0.00                0.00             6,200,000.00             1.00000000000
-----------------------------------------------------------------------------------------
Totals     19,735,941.72       0.00           287,228,187.75
-----------------------------------------------------------------------------------------



THE                                                                                       Distribution Date:  11/25/03
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                  Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                         Asset Backed Certificates
            212-815-3236                                     Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312



                                           Interest Distribution Detail
-------------------------------------------------------------------------------------------------------------------------
Class           Beginning           Pass              Accrued          Cumulative        Deferred                  Total
               Certificate         Through            Optimal            Unpaid          Interest                Interest
                Balance             Rate (%)          Interest         Interest                                    Due
-------------------------------------------------------------------------------------------------------------------------
A1            41,604,129.47       1.290000           43,233.62           0.00               0.00                43,233.62
A2           102,300,000.00       3.604000          307,241.00           0.00               0.00               307,241.00
A3            46,190,000.00       4.472000          172,134.73           0.00               0.00               172,134.73
A4            16,120,000.00       4.884000           65,608.40           0.00               0.00                65,608.40
A5            62,000,000.00       4.431000          228,935.00           0.00               0.00               228,935.00
AIO          306,964,129.47       3.247167          830,636.49         213.52               0.00               830,636.49
AR                     0.00       3.604000                0.00           0.00               0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
M1            32,550,000.00       4.800000          130,200.00           0.00               0.00               130,200.00
M2             6,200,000.00       5.091000           26,303.50           0.00               0.00                26,303.50
-------------------------------------------------------------------------------------------------------------------------
Totals       306,964,129.47                       1,804,292.74         213.52               0.00             1,804,292.74
-------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------
Class       Net               Unscheduled      Interest
            Prepayment        Interest         Paid
            Int Shortfall     Adjustment
------------------------------------------------------------
A1          0.00              0.00             43,233.62
A2          0.00              0.00             307,241.00
A3          0.00              0.00             172,134.73
A4          0.00              0.00             65,608.40
A5          0.00              0.00             228,935.00
AIO         0.00              0.00             830,606.46
AR          0.00              0.00             0.00
------------------------------------------------------------
M1          0.00              0.00             130,200.00
M2          0.00              0.00             26,303.50
------------------------------------------------------------
Totals      0.00              0.00             1,804,262.71
------------------------------------------------------------


THE                                                         Distribution Date:  11/25/03
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                        Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew               Asset Backed Certificates
            212-815-3236                            Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312



                          Current Payment Information
                              Factors per $1,000
------------------------------------------------------------------------------------------
Class        Cusip             Original               Beginning Cert.          Principal
                              Certificate                 Notional           Distribution
                               Balance                    Balance
------------------------------------------------------------------------------------------

A1         126671RR9         354,640,000.00            117.313696904         55.650636476
A2         126671RS7         102,300,000.00          1,000.000000000          0.000000000
A3         126671RT5          46,190,000.00          1,000.000000000          0.000000000
A4         126671RU2          16,120,000.00          1,000.000000000          0.000000000
A5         126671RV0          62,000,000.00          1,000.000000000          0.000000000
AIO        126671RW8         620,000,100.00            495.103354774          0.000000000
AR         126671SY3                 100.00              0.000000000          0.000000000
------------------------------------------------------------------------------------------
M1         126671RX6          32,550,000.00          1,000.000000000          0.000000000
M2         126671SV9           6,200,000.00          1,000.000000000          0.000000000
------------------------------------------------------------------------------------------
Totals                       620,000,100.00            495.103354774         31.832158930
------------------------------------------------------------------------------------------



------------------------------------------------------------------------
Class       Interest                Ending Cert.             Pass
          Distribution               Notional                Through
                                     Balance                 Rate (%)
------------------------------------------------------------------------
A1        0.121908483               61.663060427             1.290000
A2        3.003333333            1,000.000000000             3.604000
A3        3.726666667            1,000.000000000             4.472000
A4        4.070000000            1,000.000000000             4.884000
A5        3.692500000            1,000.000000000             4.431000
AIO       1.339687616              463.271195843             3.247167
AR        0.000000000                0.000000000             3.604000
------------------------------------------------------------------------
M1        4.000000000            1,000.000000000             4.800000
M2        4.242500000            1,000.000000000             5.091000
------------------------------------------------------------------------
Totals    2.910100676              463.271195843
------------------------------------------------------------------------


THE
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                 Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                        Asset Backed Certificates
            212-815-3236                                     Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312



Pool Level Data

Distribution Date                                                                               11/25/03
Cut-off Date                                                                                      9/1/02
Determination Date                                                                               11/1/03
Accrual Period 30/360                                   Begin                                    10/1/03
                                                        End                                      11/1/03
Number of Days in 30/360 Accrual Period                                                               30

Accrual Period Actual Days                              Begin                                   10/27/03
                                                        End                                     11/25/03
Number of Days in Actual Accrual Period                                                               29



                            Collateral Information


Group 1

Cut-Off Date Balance                                                                      620,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                         306,964,129.47
Ending Aggregate Pool Stated Principal Balance                                            287,228,187.75

Beginning Aggregate Certificate Stated Principal Balance                                  306,964,129.47
Ending Aggregate Certificate Stated Principal Balance                                     287,228,187.75

Beginning Aggregate Loan Count                                                                     10238
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                      531
Ending Aggregate Loan Count                                                                         9707

Beginning Weighted Average Loan Rate (WAC)                                                     8.667068%
Ending Weighted Average Loan Rate (WAC)                                                        8.647948%

Beginning Net Weighted Average Loan Rate                                                       8.158068%
Ending Net Weighted Average Loan Rate                                                          8.138948%

Weighted Average Maturity (WAM) (Months)                                                             164

Servicer Advances                                                                              32,509.45

Aggregate Pool Prepayment                                                                  19,118,356.05
Pool Prepayment Rate                                                                         53.8503 CPR


Certificate Account


THE
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                 Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                        Asset Backed Certificates
            212-815-3236                                     Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312




Beginning Balance                                                                                                 0.00

Deposit
Payments of Interest and Principal                                                                                21,930,806.31
Liquidation Proceeds                                                                                                       0.00
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.00
                                                                                                                  -------------
Total Deposits                                                                                                    21,930,806.31


Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                      108,002.56
Payment of Sub Servicer Fees                                                                                               0.00
Payment of Other Fees                                                                                                      0.00
Payment of Insurance Premium(s)                                                                                        3,616.67
Payment of Personal Mortgage Insurance                                                                               278,952.62
Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
Payment of Principal and Interest                                                                                 21,540,204.43
                                                                                                                  -------------
Total Withdrawals                                                                                                 21,930,776.28

Ending Balance                                                                                                       282,599.31


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                             19,899.16
Compensation for Gross PPIS from Servicing Fees                                                                       19,899.16
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                      ---------
Total Net PPIS (Non-Supported PPIS)                                                                                        0.00


Master Servicing Fees Paid                                                                                           108,002.56
Sub Servicing Fees Paid                                                                                                    0.00
Insurance Premium(s) Paid                                                                                              3,616.67
Personal Mortgage Insurance Fees Paid                                                                                278,952.62
Other Fees Paid                                                                                                            0.00
                                                                                                                     ----------
Total Fees                                                                                                           390,571.85



THE
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                 Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                        Asset Backed Certificates
            212-815-3236                                     Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312


                           Delinquency Information


Group 1

Delinquency                                     30-59 Days              60-89 Days              90+ Days                  Totals
-----------                                     ----------              ----------              --------                  ------

Scheduled Principal Balance                   1,851,855.64              286,074.33            836,235.76            2,974,165.73
Percentage of Total Pool Balance                 0.644733%               0.099598%             0.291140%               1.035471%
Number of Loans                                         53                      10                    31                      94
Percentage of Total Loans                        0.545998%               0.103018%             0.319357%               0.968373%

Foreclosure
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00


                 Subordination/Credit Enhancement Information

Credit Support                                                                                  Original                 Current
--------------                                                                                  --------                 -------

Class A                                                                                   581,250,100.00          248,478,187.75
Class A Percentage                                                                            93.750001%              86.508984%

Class M1                                                                                   32,550,000.00           32,550,000.00
Class M1 Percentage                                                                            5.249999%              11.332453%

Class M2                                                                                    6,200,000.00            6,200,000.00
Class M2 Percentage                                                                            1.000000%               2.158563%



THE
BANK OF
NEW YORK

101 Barclay St., 8W
New York, NY 10286                                 Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                        Asset Backed Certificates
            212-815-3236                                     Series 2002-S3
Associate:  Sean O'Connell
            212-815-6312



                           Reserve Fund Information

Principal Reserve Fund
Beginning Balance                                                                                                           0.00
Deposits                                                                                                                    0.00
Accrued Interest                                                                                                            0.00
Withdrawals                                                                                                                 0.00
Ending Balance                                                                                                              0.00



                          MBIA Insurance Information


Class A5 Insurance Premium                                                                                              3,616.67
Class A5 MBIA Draw                                                                                                         -0.00



                        Seller Loss Coverage Obligation


Original Seller Loss Coverage Amount                                                                               15,500,002.50
Current Loss Amount                                                                                                    39,484.31
Cumulative Loss Amount                                                                                                134,072.79
Seller Loss Coverage Remaining Balance                                                                             15,365,929.71